Exhibit 99.1
Healthcare Realty Trust
Investor Slide Presentation
The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this presentation and the Company’s operations as of September 30, 2005. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this presentation may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2004. Forward-looking statements represent the Company’s judgment as of the date of this presentation. The Company disclaims any obligation to update forward-looking material.

CORPORATE PROFILE
—	Integrated Real Estate Company Focused on Owning, Managing and Developing Income-Producing Real Estate Properties Associated With the Delivery of Healthcare Services

CORPORATE PROFILE
◆	Strategy
—	Provide Integrated Real Estate Solutions

—	Concentrate on Outpatient Healthcare Facilities

—	Focus on Long-Term Relationships
◆	Internal & External Growth Capabilities

◆	Client, Geographic & Property Type Diversification

◆	Strong Capital Structure with Conservative Leverage

PERFORMANCE HIGHLIGHTS
◆	$1.9 Billion in Total Investments and Commitments

◆	246 Owned Properties and Mortgages, 12.9 Million Square Feet

◆	7.6 Million Square Feet Managed

◆	1.5% Average Five-Year FFO Growth

◆	8.1% Average Five-Year Revenue Growth

◆	44.3% Debt to Book Capitalization, Ranked 7th in Financial Flexibility

DIVIDENDS PER SHARE
◆	Graphic Omitted: Quarterly dividends per common share from third quarter 1998 to third quarter 2005. See the Company’s financial reports for additional information.

INVESTMENTS
◆	Graphic Omitted: Total investments from 1999 to 2005. See the Company’s financial reports for additional information.

TOTAL REVENUES
◆	Graphic Omitted: Total annual revenues from 1999 to 2005. See the Company’s financial reports for additional information.

FUNDS FROM OPERATIONS — DILUTED
◆	Graphic Omitted: Total funds from operations from 1999 to 2005. See the Company’s financial reports for additional information.

STRATEGY
◆	Differentiation
—	Integrate Related Real Estate Services and Capital

—	Not A Finance Company
◆	Added Value
—	Maximize Return on Assets

—	Mitigate Issues Related to Fraud & Abuse Statutes

—	Control Operating Expenses
◆	Clients
—	Partnerships...Aligned, Long-Term Incentives

—	Foster Additional Investments Over Time

—	Publicly-Traded or Investment Grade

STRATEGY
◆	Markets
—	Invest with Leading Providers in Growth Markets

—	Geographic Diversification
◆	Facilities
—	Emphasize Real Estate Fundamentals

—	Focus on Growth Sectors — Ancillary and Outpatient

—	Location, Location, Location

INVESTMENT BY FACILITY TYPE
◆	Graphic Omitted: See Supplemental Data Report as of 9/30/05 for additional information located on the Company’s website, www.healthcarerealty.com.

OCCUPANTS: MEDICAL OFFICE/OUTPATIENT
◆	Graphic Omitted: See Supplemental Data Report as of 9/30/05 for additional information located on the Company’s website, www.healthcarerealty.com.

OCCUPANTS: INPATIENT
◆	Graphic Omitted: See Supplemental Data Report as of 9/30/05 for additional information located on the Company’s website, www.healthcarerealty.com.

INVESTMENT BY STATE
◆	Chart and Map Omitted: See Supplemental Data Report as of 9/30/05 for additional information located on the Company’s website, www.healthcarerealty.com.

HEALTHCARE OVERVIEW
◆	Growing Demand for Healthcare Services
—	15.3% GDP, Projected at 18.7% in 2014

—	Aging Demographics
◆	Healthcare Industry Fundamentals Remain Stable
—	Positive Commercial Pricing Offsetting Low Volume

—	Moderating Expenses

—	Higher Reimbursement in 2005 and 2006
◆	Improved Operating Environment for Senior Living Facilities

◆	Continued Emphasis on Outpatient and Lower-Cost Settings

◆	Capital Needs Heighten Use of Alternative Sources of Capital

HEALTHCARE OVERVIEW
◆	Graphic Omitted: Inpatient Admissions per Thousand from 1950 to 2003
—Source: American Hospital Association, Hospital Statistics 2005.

HEALTHCARE OVERVIEW
◆	Graphic Omitted: Inpatient Days vs. Outpatient Visits from 1983 to 2003
—Source: American Hospital Association, Hospital Statistics 2005.

HEALTHCARE OVERVIEW
◆	Graphic Omitted: National Healthcare Revenue Sources in 2003
—Source: Centers for Medicare and Medicaid Services, Office of the Actuary, National Health Statistics Group, January 2005.

HEALTHCARE OVERVIEW
◆	Graphic Omitted: National Healthcare Spending in 2003
—Source: Centers for Medicare and Medicaid Services, Office of the Actuary, National Health Statistics Group, January 2005.

HEALTHCARE OVERVIEW: LEGISLATIVE OUTLOOK
◆	Hospitals Set to Receive Full market Basket Update Through 2007.
—	Congressional budget proposals include full update to providers in 2006.

—	Even a reversion to historical trends would yield substantial Medicare savings, approximately $10-$15 billion over five years, and provide adequate funding growth.
◆	SNF PPS Refinement to Keep Aggregate Payments Flat in 2006.
—	$1.1B in temporary funding to expire on January 1, 2006, and a 3% permanent add-on to be implemented on all RUG rates, better than expected.

—	Full market basket update of 3.1% on October 1, 2005, offsetting refinements.
◆	Medicaid Outlook
—	State revenues improving; expect average 5.5% rate increase in 2006.

—	Expect reform on state and federal level to improve long-term viability of Medicaid as payor; minimal near-term impact to hospital revenues.

HEALTHCARE OVERVIEW
◆	Graphic Omitted: Medicare YTY % Change vs. Total Federal Surplus/(Deficit)
—Source: Congressional Budget Office, Centers for Medicare & Medicaid Service, and Banc of America Securities LLC, Gary Taylor, “Hospital Industry,” February 14, 2003.

HEALTHCARE OVERVIEW
◆	Graphic Omitted: Total Federal Surplus/(Deficit) % of GDP vs. Medicare % of GDP
—Source: Congressional Budget Office, Centers for Medicare & Medicaid Service, and Banc of America Securities LLC, Gary Taylor, “Hospital Industry,” February 14, 2003.

GROWTH PLANS
◆	Selective Acquisitions to Build Core Relationships.

◆	Expand Investments With Long-term Relationships.

◆	Construction/Development Activity.

◆	Emphasis on Existing Portfolio Performance.

◆	Property Management and Services Opportunities.

GROWTH OPPORTUNITIES
◆	Existing Relationships
—	Additional Investments

—	Management Services Expansion
◆	Not-for-Profit Healthcare Sector
—	Strong Fundamentals

—	91% of Rated Hospitals are Investment Grade
◆	Healthcare Industry Size
—	856,000 Physicians

—	3,800 Privately-Owned Hospitals, 80% Not-for-Profit

—	$18 Billion Healthcare Construction Expenditures

—	$500 Billion in Healthcare Real Estate
◆	Healthcare Industry Capital Demands
—	Balance Sheet Focus

—	Margin Pressures

—	Clinical Mission

CAPITAL STRUCTURE
◆	Strong Balance Sheet

◆	Debt to Book Capitalization 44.3%

◆	$300 Million 5.190% Senior Notes Due 2014

◆	$300 Million 8.125% Senior Notes Due 2011

◆	$300 Million Unsecured Credit Facility Due 2006

◆	$29.4 Million in Senior Notes Due 2006

◆	Senior Notes Rated “Baa3” by Moody’s, “BBB-” by Standard and Poor’s, and “BBB” by Fitch Ratings
(Information as of 9/30/05)

SUMMARY
◆	Healthcare is a Large, Vital and Profitable Industry
—	Expanding Sectors of Healthcare Industry

—	Growth Markets with Prominent Clients
◆	Distinct Competitive Advantages
—	Integrated Real Estate Services and Capital

—	Well-Defined, Differentiated Strategy

—	Innovative Transaction Structures

—	Extensive Experience and Client Relationships

—	Management Expertise
◆	Low Leverage and Strong Balance Sheet

◆	Cash Flow and Dividend